Exhibit 8.1

December 26, 2012

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $7,906,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the S&P 500® Index as described in the Company’s Pricing Supplement No. 271 dated December 18, 2012 (“Pricing Supplement 271”) to Product Supplement No. 6 dated July 13, 2012 (“Product Supplement No. 6”), the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $3,903,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the MSCI EAFE Index® as described in the Company’s Pricing Supplement No. 272 dated December 18, 2012 (“Pricing Supplement 272”) to Product Supplement No. 6, the Prospectus Supplement and the Prospectus, and (iii) $335,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the iShares® MSCI Emerging Markets Index Fund as described in the Company’s Pricing Supplement No. 273 dated December 18, 2012 (“Pricing Supplement 273”) to the Prospectus Supplement and the Prospectus. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplement 271, Pricing Supplement 272, and Pricing Supplement 273 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 273.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplement 271, Pricing Supplement 272, and Pricing Supplement 273 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 273 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange

Wells Fargo & Company

Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP